Exhibit 1A-15.1

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2023, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP	ILS RE Capital LLC	ILS RE Capital II LLC
Gross Revenues:
Revenue from Operations	$13,390,319.27	$1,409,109.40	$888,044.12	$280,628.07
Less: Operating Expenses	$183,798.28	$32,665.41	$6,198.10	$12,273.00
Less: Interest Expenses	$922,696.38	$5,061.31	$557,884.70	$189,951.22
Less: Depreciation	$-		$-	$-
More: Other Income (Bank interest)	$96.10	$17.35	$199.48	$5.52
Less: Other Expenses (Franchise Tax)	$75,669.40	$5,110.68	$-	$-
Net Income-GAAP Basis	$12,208,251.31	$1,366,289.35	$324,160.80	$78,409.37
Cash Flow:
Net cash flows from operating activities	$(9,595,172.41)	$(1,277,247.25)	$21,340.68	$(1,452.19)
Net cash flows from investing activities	$(1,405.00)	$1,655.40	$2,972.70	$1,718.00
Net cash flows from financing activities	$9,596,830.06	$1,275,583.48	$(65,353.53)	$-
Net Cash generated (deficiency) after cash distributions	$252.65	$(8.37)	$(41,040.15)	$265.81
Net Cash generated (deficiency) after cash distributions and special items	$252.65	$(8.37)	$(41,040.15)	$265.81
Cash Distributions to Investors Source (on GAAP basis):	$-	$-	$-	$-
Investment Income	$-	$-	$-	$-
Return of Capital	$-	$-	$-	$-
Source (on cash basis):	$-	$-	$-	$-
Sales	$-	$-	$-	$-
Refinancing	$-	$-	$-	$-
Operations	$-	$-	$-	$-
Other	$-	$-	$-	$-

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2022, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP	ILS RE Capital LLC	ILS RE Capital II LLC
Gross Revenues:
Revenue from Operations	$8,612,232.55	$968,364.39	$214,328.58	$-
Less: Operating Expenses	$43,111.53	$9,316.02	$49,073.02	$5,999.86
Less: Interest Expenses	$1,268,988.77	$58,374.83	$122,469.56	$-
Less: Depreciation	$-	$-	$-	$-
More: Other Income (Bank interest/Discounted Notes)	$39.32	$25,890.83	$84.35	$0.34
Less: Other Expenses (Franchise Tax)	$12,800.00	$-	$-	$-
Net Income-GAAP Basis	$7,287,371.57	$926,564.37	$42,870.35	$(5,999.52)
Cash Flow:
Net cash flows from operating activities	$(38,127,913.50)	$(3,145,064.53)	$56,659.79	$4,109.24
Net cash flows from investing activities	$(13,344.60)	$1,655.40	$(15,489.20)	$(4,667.25)
Net cash flows from financing activities	$38,160,372.16	$3,143,689.63	$1,000.00	$1,000.00
Net Cash generated (deficiency) after cash distributions	$19,114.06	$280.50	$42,170.59	$441.99
Net Cash generated (deficiency) after cash distributions and special items	$19,114.06	$280.50	$42,170.59	$441.99
Cash Distributions to Investors Source (on GAAP basis):	$-	$-	$-	$-
Investment Income	$-	$-	$-	$-
Return of Capital	$-	$-	$-	$-
Source (on cash basis):	$-	$-	$-	$-
Sales	$-	$-	$-	$-
Refinancing	$-	$-	$-	$-
Operations	$-	$-	$-	$-
Other	$-	$-	$-	$-

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2021, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP
Gross Revenues:
Revenue from Operations	$3,867,082.61	$565,363.80
Less: Operating Expenses	$37,236.03	$9,579.36
Less: Interest Expenses	$845,960.52	$120,712.36
Less: Depreciation	$-	$-
More: Other Income (Bank interest)	$29.12	$10.18
Less: Other Expenses (Franchise Tax)	$1,542.00	$-
Net Income-GAAP Basis	$2,982,373.18	$435,082.26
Cash Flow:
Net cash flows from operating activities	$(18,129,817.68)	$(4,356,240.81)
Net cash flows from investing activities	$1,655.40	$1,655.40
Net cash flows from financing activities	$18,119,869.36	$4,352,673.18
Net Cash generated (deficiency) after cash distributions	$(8,292.92)	$(1,912.23)
Net Cash generated (deficiency) after cash distributions and special items	$(8,292.92)	$(1,912.23)
Cash Distributions to Investors Source (on GAAP basis):	$-	$-
Investment Income	$-	$-
Return of Capital	$-	$-
Source (on cash basis):	$-	$-
Sales	$-	$-
Refinancing	$-	$-
Operations	$-	$-
Other	$-	$-

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2020, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP
Gross Revenues:
Revenue from Operations	$1,281,558.92	$155,971.86
Less: Operating Expenses	$10,576.23	$5,949.00
Less: Interest Expenses	$454,197.64	$78,663.26
Less: Depreciation	$-	$-
More: Other Income (Bank interest)	$138.38	$20.00
Less: Other Expenses (Franchise Tax)	$-	$-
Net Income-GAAP Basis	$816,923.43	$71,379.60
Cash Flow:
Net cash flows from operating activities	$(9,669,327.45)	$(1,080,891.70)
Net cash flows from investing activities	$1,655.40	$1,655.40
Net cash flows from financing activities	$9,676,412.23	$1,078,985.11
Net Cash generated (deficiency) after cash distributions	$8,740.18	$(251.19)
Net Cash generated (deficiency) after cash distributions and special items	$8,740.18	$(251.19)
Cash Distributions to Investors Source (on GAAP basis):	$-	$-
Investment Income	$-	$-
Return of Capital	$-	$-
Source (on cash basis):	$-	$-
Sales	$-	$-
Refinancing	$-	$-
Operations	$-	$-
Other	$-	$-

CF Industry Guide 5 Table III

ILS Fixed Horizon LLC

Table III

Operating Results for the year ended December 31, 2019, of projected closed within 5 years (unaudited)

	ILS Growth Fund I LP	ILS Income Fund I LP
Gross Revenues:
Revenue from Operations	$214,959.85	$44,871.37
Less: Operating Expenses	$16,480.40	$13,915.40
Less: Interest Expenses	$82,735.59	$9,346.85
Less: Depreciation	$-	$-
More: Other Income (Bank interest)	$177.91	$62.69
Less: Other Expenses (Franchise Tax)	$-	$-
Net Income-GAAP Basis	$115,921.77	$21,671.81
Cash Flow:
Net cash flows from operating activities	$(1,916,368.34)	$(63,242.09)
Net cash flows from investing activities	$1,655.40	$1,655.40
Net cash flows from financing activities	$1,920,042.58	$53,325.15
Net Cash generated (deficiency) after cash distributions	$5,329.64	$(8,261.54)
Net Cash generated (deficiency) after cash distributions and special items	$5,329.64	$(8,261.54)
Cash Distributions to Investors Source (on GAAP basis):	$-	$-
Investment Income	$-	$-
Return of Capital	$-	$-
Source (on cash basis):	$-	$-
Sales	$-	$-
Refinancing	$-	$-
Operations	$-	$-
Other	$-	$-